EXHIBIT 99.1

                               CTG RESOURCES, INC.
                         Form S-3 Registration Statement
                                  Exhibit Index



   Exhibit Number           Document Description               Status
   --------------           --------------------              --------
   99.1                     Exhibit Index                    Filed herewith

   5                        Opinion of Murtha, Cullina,      Filed herewith
                              Richter and Pinney.

   23.1                     Consent of Arthur Andersen LLP   Filed herewith

   23.2                     Consent of Murtha, Cullina,      (included in
                              Richter and Pinney (included     Exhibit 5 filed
                              in Exhibit 5).                   herewith)

   24                       Power of Attorney.               Filed herewith